UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2013

OXiGENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21990	13-3679168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Gateway Boulevard, Suite 210, South San Francisco, CA 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 635-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On September 20, 2013, OXiGENE, Inc. (the “Registrant”) filed a Current Report on Form 8-K (the “Original Report”) to report that on September 18, 2013, the Registrant entered into a Securities Purchase Agreement with certain institutional investors, pursuant to which the Registrant agreed to sell, in a private placement, an aggregate of 5,800 shares of its zero coupon Series B convertible preferred stock, par value $0.01 per share, and Warrants to purchase shares of its common stock, par value $0.01 per share, for an aggregate purchase price of $5,800,000. The Original Report is hereby amended by this Current Report on Form 8-K/A to revise the net tangible book value per share as of August 31, 2013, as reported under Item 1.01 of the Original Report. The amended net tangible book value per share as of August 31 is set forth below. All other information in the Original Report remains as previously reported.

Item 1.01 Entry into a Material Definitive Agreement

As of August 31, 2013, the Company’s net tangible book value per share was approximately $2.24.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXiGENE, Inc.

Date: October 1, 2013	/s/ Peter J. Langecker
By: Peter J. Langecker
Chief Executive Officer